UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2019

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed by Adient plc (the “Company”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2019 (the “Original Report”) to update its disclosure regarding the timing of the amended financial covenant step-downs referenced in the second paragraph of the Original Report. The financial covenant in the Company’s credit agreement steps down on June 30, 2020 and December 31, 2020, and not on September 30, 2020 and March 31, 2021 as stated in the Original Report. The sole change to the Original Report related thereto is made to Item 1.01, which is set forth below in its entirety. No other changes have been made to the Original Report or Exhibit 10.1 to the Original Report.

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to the Credit Agreement

On February 6, 2019, Adient plc, a public limited company incorporated under the laws of Ireland (the “Company”), Adient Global Holdings Ltd, a public company organized under the Companies (Jersey) Law 1991 with registered number 121385 having its registered office at 3rd floor, 37 Esplanades, St Helier, Jersey, JE2 3QA (the “Borrower”), Adient US LLC, a Michigan limited liability company (the “Subsidiary Borrower”), and certain of their subsidiaries entered into a second amendment (the “Amendment”) to the credit agreement, dated July 27, 2016 (as amended on November 6, 2018, and as further amended by the Amendment, the “Credit Agreement”), among the Borrower, the Subsidiary Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, and the various other parties thereto.

The Amendment, among other things, (i) amends the financial covenant to require the Company’s first lien secured net leverage ratio to be, as of the last day of each fiscal quarter of the Company, not greater than 2.50 to 1.00 (stepping down to 2.25 to 1.00 on June 30, 2020 and to 2.00 to 1.00 on December 31, 2020), (ii) adds a new tier to the pricing schedule contained in the Credit Agreement that will be applicable when the total net leverage ratio is greater than or equal to 4.00 to 1.00, and (iii) makes certain other changes to the financial definitions, negative covenants and other provisions therein.

The above description is only a summary of certain provisions of the Amendment and is qualified in its entirety by reference to the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Second Amendment to the Credit Agreement, dated as of February 6, 2019, among Adient Global Holdings Ltd, Adient US LLC, the guarantors, the lenders party thereto, and JPMorgan Chase, N.A., as agent for the lenders from time to time party to the Credit Agreement (previously filed on Form 8-K on February 7, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: February 19, 2019	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary

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